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                                                                    EXHIBIT 4.55
                            TWENTY-FIRST AMENDMENT
                             TO CREDIT AGREEMENT

            THIS TWENTY-FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of February 1, 1998 (the "Twenty-first Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation)("Consolidated"), Futorian Furnishings, Inc. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units) ("Futorian"), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                  BACKGROUND

            A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit
Agreement"). All capitalized terms used in this Twenty-first Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

            B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Twenty-first Amendment, to such amendment.

                                    TERMS

            In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1 - Revolving Credit Note.

            Exhibit 1.1.3 of the Credit Agreement is hereby amended as set forth in Endorsement No. 6 thereto, which endorsement shall be in the form of Annex A hereto. The Lender is hereby authorized to attach to the Revolving Credit Note such Endorsement No. 6 as duly executed and delivered by such authorized officers of each of the Borrowers on the date hereof and to insert on the face of the Revolving Credit Note the following legend:

            THIS SECURITY SHALL BE DEEMED TO INCLUDE ENDORSEMENT NO. 6 DATED AS OF FEBRUARY 1, 1998 WHICH IS ATTACHED HERETO.
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Section 3 - Revolving Credit Commitment.

            The definition of "Revolving Credit Commitment" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                    "Reveling Credit Commitment" means $300,000,000 during
            the first quarter of 1998 and thereafter.

Section 4 - Conditions to Effectiveness. This Twenty-first Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Twenty-first Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

Section 5 - Representations and Warranties. The Borrowers hereby jointly and severally represent and warrant to the lender that:

            (a) the execution, delivery and performance by each of the Borrowers of this Twenty-first Amendment (i) are within each of the Borrower's respective corporate powers, (ii) have been duly authorized by all necessary corporate actions of each of the Borrowers and (iii) do not and will not (X) violate any requirement of law, (Y) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or (Z) require the consent or approval of, authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect; and

            (b) that, after giving effect to this Twenty-first Amendment, all the representations and warranties of the Borrowers contained in the Credit Agreement shall be true and correct in all material respects.

Section 6 - Miscellaneous.

            (a) The Credit Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

            (b) This Twenty-first Amendment may be executed in any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.




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            (c)   This Twenty-first Amendment shall be construed in
connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.

            (d) Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Twenty-first Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Twenty-first Amendment, but nevertheless all such references shall be deemed to include this Twenty-first Amendment unless the context shall otherwise require.

            (e) This Twenty-first Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                           [SIGNATURE PAGES FOLLOW]


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            IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year first above written.

                                    COURT SQUARE CAPITAL LIMITED

                                    By:
                                         ------------------------------------
                                         M. Saleem Muqaddam
                                         Vice President

                                    CONSOLIDATED FURNITURE CORPORATION
                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Executive Vice President,
                                           Chief Financial Officer,
                                           Secretary, Treasurer and
                                           Controller

                                    FUTORIAN FURNISHINGS, INC.

                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Vice President, Treasurer and
                                         Secretary

                                    SSC CORPORATION

                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Vice President, Treasurer and
                                         Secretary

                                    CHOICE SEATS CORPORATION

                                    By:
                                         ------------------------------------
                                          John B. Sganga
                                          Treasurer, Vice President and
                                                 Secretary


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                          FORM OF ENDORSEMENT NO. 6

            COURT SQUARE CAPITAL LIMITED (formerly known as Citicorp Capital Investors Ltd.) and CONSOLIDATED FURNITURE CORPORATION (formerly known as Mohasco Corporation), FUTORIAN FURNISHINGS, INC. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC CORPORATION (formerly known as Super Sagless Corporation) and CHOICE SEATS CORPORATION hereby agree that the promissory note, as amended, to which this Endorsement No. 6 is attached (the "Revolving Credit Note") shall be and hereby is amended as follows:

            A. Each occurance of the amount "$245,000,000" on page 1 of the Revolving Credit Note is deleted and the amount "300,000,000" is inserted in lieu thereof.

            B. The words "Two Hundred Forty Five Million" and "Two Hundred Thirty Five Million," as the case may be, are deleted from the first paragraph of the Revolving Credit Note and the words "Three Hundred Million" are inserted in lieu thereof.

Date:  February 1, 1998

                                                      [Signatures]


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                              ENDORSEMENT NO. 6

            COURT SQUARE CAPITAL LIMITED (formerly known as Citicorp Capital Investors Ltd.) and CONSOLIDATED FURNITURE CORPORATION (formerly known as Mohasco Corporation), FUTORIAN FURNISHINGS, INC. (formerly known as Mohasco Upholstered Furniture Corporation, and as Furniture Comfort Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC CORPORATION (formerly known as Super Sagless Corporation) and CHOICE SEATS CORPORATION hereby agree that the promissory note, as amended, to which this Endorsement No. 6 is attached (the "Revolving Credit Note") shall be and hereby is amended as follows:

            A. Each occurance of the amount "$245,000,000" on page 1 of the Revolving Credit Note is deleted and the amount "300,000,000" is inserted in lieu thereof.

            B. The words "Two Hundred Forty Five Million" and "Two Hundred Thirty Five Million," as the case may be, are deleted from the first paragraph of the Revolving Credit Note and the words "Three Hundred Million" are inserted in lieu thereof.

Date:  February 1, 1998

                                    COURT SQUARE CAPITAL LIMITED

                                    By:
                                         ------------------------------------
                                         M. Saleem Muqaddam
                                         Vice President

                                    CONSOLIDATED FURNITURE CORPORATION
                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Executive Vice President,
                                           Chief Financial Officer,
                                           Secretary, Treasurer and
                                           Controller

                                    FUTORIAN FURNISHINGS, INC.

                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Vice President, Treasurer and
                                         Secretary

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                                    SSC CORPORATION

                                    By:
                                         ------------------------------------
                                         John B. Sganga
                                         Vice President, Treasurer and
                                         Secretary

                                    CHOICE SEATS CORPORATION

                                    By:
                                         ------------------------------------
                                          John B. Sganga
                                          Treasurer, Vice President and
                                          Secretary



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